Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Fat Panda Group of Companies:

Opinion on the Financial Statements

We have audited the accompanying combined balance sheets of Fat Panda Group of Companies (“the Company”) as of April 30, 2025 and 2024, the related combined statements of operations and comprehensive income, shareholders’ equity, and cash flows for each of the years in the two-year period ended April 30, 2025 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of April 30, 2025 and 2024, and the results of its operations and its cash flows for each of the years in the two-year period ended April 30, 2025, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

/s/ Sadler, Gibb & Associates, LLC

We have served as the Company’s auditor since 2024.

Draper, UT

August 19, 2025

Fat Panda Group of Companies

Combined financial Statements

April 30, 2025, and 2024

(in US Dollars except share numbers)

Fat Panda Group of Companies

Combined Balance Sheets

All figures in USD

	For the Years Ended April 30,
	2025	2024
ASSETS
Current Assets
Cash	$2,148,606	$2,076,613
Accounts receivable	228,507	114,272
Related parties receivables	668,301	1,107,671
Inventory	3,293,947	3,413,032
Prepaid expenses	119,012	74,810
Total Current Assets	6,458,373	6,786,398

Noncurrent Assets
Property and equipment, net	322,880	364,131
Deposits	217,379	217,710
Deferred tax asset	154,951	26,820
Operating lease right-of-use asset	1,890,013	1,787,973
Total non-current assets	2,585,223	2,396,634

TOTAL ASSETS	$9,043,596	$9,183,032

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	$2,255,445	$3,026,043
Income Taxes payable	105,476	126,312
Current portion of lease liabilities	528,914	473,587
Current portion of royalty liabilities	18,051	29,219
Total current liabilities	2,907,886	3,655,161

Noncurrent liabilities
Lease liabilities, net of current portion	1,374,639	1,326,366
Royalty liability, net of current portion	-	9,444
Total noncurrent liabilities	1,374,639	1,335,810

TOTAL LIABILITIES	4,282,525	4,990,971

Commitments and contingencies

SHAREHOLDERS’ EQUITY
Common stock; unlimited authorized; 1,410 shares issued and outstanding	401	401
Retained earnings	4,837,746	4,267,817
Accumulative comprehensive income	(77,076)	(76,157)
Total shareholders’ equity	4,761,071	4,192,061

TOTAL LIABILITIES AND SHAREHOLDERS’EQUITY	$9,043,596	$9,183,032

The accompanying notes are an integral part of these consolidated financial statements.

Fat Panda Group of Companies

Combined financial Statements

April 30, 2025, and 2024

(in US Dollars except share numbers)

Fat Panda Group of Companies

Combined Statements of Operations and Comprehensive Income

All figures in USD

	For the Years Ended April 30,
	2025	2024
Revenue
Revenue	$27,991,990	$28,515,330

Cost of goods sold	18,012,968	17,383,454
Gross profit	9,979,022	11,131,876

Operating expenses:
Advertising and marketing expenses	622,400	635,865
Product development costs	248,035	291,736
Selling, general, and administrative expenses	7,948,470	7,837,696
Total operating expenses	8,818,905	8,765,297

Operating income	1,160,117	2,366,579

Other income/(expense):
Interest income	-	69,310
Other expense, net	(452,867)	(16,538)
Total other income (expense)	(452,867)	52,772

Income before provision for income taxes	707,250	2,419,351

Income taxes	137,321	430,644

Net income	$569,929	$1,988,707

Other comprehensive income

Foreign currency translation adjustment	(919)	(75,822)

Other comprehensive income, net of tax	$569,010	$1,912,885

Income per common share - basic and diluted	$404	$1,410
Weighed average number of common shares outstanding, basic and diluted	1,410	1,410

The accompanying notes are an integral part of these consolidated financial statements.

Fat Panda Group of Companies

Combined financial Statements

April 30, 2025, and 2024

(in US Dollars except share numbers)

Fat Panda Group of Companies

Combined Statements of Changes in Shareholders’ Equity

All figures in USD

	Common Stock		Retained	Accumulative comprehensive
	Shares	Amount	Earnings	loss	Total

Beginning balance, April 30, 2023	1,410	$401	$2,279,110	$(335)	2,279,176
Net income			1,988,707		1,988,707
Foreign currency translation				(75,822)	(75,822)
Balance April 30, 2024	1,410	$401	$4,267,817	$(76,157)	$4,192,061

Net income			569,929		569,929
Foreign currency translation				(919)	(919)
Balance April 30, 2025	1,410	$401	$4,837,746	$(77,076)	$4,761,071

The accompanying notes are an integral part of these consolidated financial statements.

Fat Panda Group of Companies

Combined financial Statements

April 30, 2025, and 2024

(in US Dollars except share numbers)

Fat Panda Group of Companies

Combined Statements of Cash Flows

All figures in USD

	For the Twelve Months Ended April 30,
	2025	2024
Cash flows from operating activities
Net income	$569,929	$1,988,707
Adjustments to reconcile net income to net cash used in operating activities
Depreciation and amortization	777,271	731,618
Deferred tax asset (liabilities)	(134,125)	(168,485)
Changes in operating assets and liabilities
Accounts receivable	(113,327)	203,936
Related parties	433,557	(431,473)
Inventory	112,835	(390,122)
Prepaid expenses	(43,898)	(11,376)
Accounts payable and accrued liabilities	(758,775)	(814,486)
Income taxes payable	(13,286)	102,964
Lease liabilities	(638,679)	(568,065)
Royalty liabilities	(20,359)	(21,528)
Net cash from operating activities	171,143	621,690

Cash from investing activities
Purchases of property and equipment	(96,713)	(174,115)
Net Cash used in investing activity	(96,713)	(174,115)

Net Change in Cash	74,430	447,575
Effect of exchange rate changes on cash	(2,437)	(34,850)
Cash, beginning of year	2,076,613	1,663,888
Cash, end of year	$2,148,606	$2,076,613

Supplemental cash flow information
Cash paid for taxes	$284,733	$528,182

The accompanying notes are an integral part of these consolidated financial statements.

Fat Panda Group of Companies

Notes to Combined financial Statements

April 30, 2025, and 2024

(in US Dollars except share numbers)

1.	Organization and Description of Business

Fat Panda Group of Companies commenced active operations on June 1, 2014, and its principal business activities include the manufacture, distribution and sale of vaping products and accessories. The Companies own and operate retail locations in Manitoba, Saskatchewan and Ontario. These locations have the following retail stores;

●	Saskatchewan: in 2024, 7 locations, and 5 in 2025,
●	Manitoba: 20 in both years, and
●	Ontario: 8 in 2024, 9 in 2025.

Impact of Ukrainian and Israeli Conflicts

We believe that the conflicts involving Ukraine and Israel do not have any direct impact on our operations, financial condition, or financial reporting. We believe the conflicts will have only a general impact on our operations in the same manner as it is having a general impact on all businesses that have their operations limited to Canada resulting from international sanction and embargo regulations, possible shortages of goods and goods incorporating parts that may be supplied from countries involved in the conflicts, supply chain challenges, and the international and Canadian domestic inflation resulting from the conflict and government spending in relation to the conflicts. As our operations are related only to the Canadian controlled tobacco industry, largely within the vaping space, we do not believe we will be specifically targeted for cyber-attacks related to the conflicts. We have no operations in the countries directly involved in the conflict or are specifically impacted by any of the sanctions and embargoes specifically related to those conflicts, as we principally operate in Canada. We do not believe that the conflicts will have any impact on our internal control over financial reporting. Other than general securities market trends, we do not have reason to believe that investors will evaluate the company as having special risks or exposures related to the conflicts.

Per the US-CAN tariffs, we have yet to be majorly affected by this. The only potential effect could be from raw material sourcing where many of our flavorings, the empty bottles, and nicotine are sourced from the United States. That being said, we have purchased large amounts of these materials in the past that we should not be affected for over a year. From what we understand, the only items that are manufactured in the US are the flavorings, whereas the nicotine and bottles are sourced from other countries and simply wholesaled/distributed by American Companies.

2.	Basis of Presentation; Summary of Significant

Accounting Policies

Financial Statement Presentation

The Company’s combined financial statements have been prepared with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumption that affect reported amounts and related disclosures.

Principles of combination

Subsidiaries are entities controlled by the Company. The control is achieved when the Company has the power to govern the financial and operating policies of an entity to obtain benefits from its activities. Where necessary, adjustments are made to the combined financial statements of subsidiaries to bring their accounting policies into line with those used by the Company. Intra-group balances and transactions, and any unrealized gains or losses or income and expenses arising from intra-group transactions are eliminated in preparing the combined financial statements. The following subsidiaries have been combined:

●

10050200 Manitoba LTD, DBA Electric Fog. This is a small chain of vape stores obtained from an Asset Purchase Agreement in 2020. The stores are situated in Saskatchewan. This chain functions virtually the same as the Fat Panda retail stores, only with Electric Fog nomenclature.

●	7446285 Manitoba LTD, DBA Paramount Distribution. This is Fat Panda’s manufacturing corporation that primarily deals with production of E-Liquid.

●	Fat Panda Direct LTD. This is a wholesale corporation dealing with sales of vaping products to non-vape industry clients such as convenience stores, gas stations, grocery stores, etc.

●	Fat Panda LTD.This is the retail sales operation of the Fat Panda Group of Companies. Within this corporation, management of operations for all Fat Panda Branded stores in Saskatchewan, Manitoba, and Ontario are conducted. This corporation also maintains a website that retails vaping products to other jurisdictions in Canada.

Use of estimates

Management makes estimates and assumptions that affect the reported amounts of assets and liabilities. The Company bases its estimates on historical experience and on various other assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates. Key estimates include valuation of deferred tax assets and liabilities, allowances for excess and obsolete inventory, allowances for lease relating to incremental borrowing rate, allowances for gift cards based on breakage, and legal contingencies.

Cash

Cash includes deposits held in financial institutions which are insured by the Canada Deposit Insurance Corporation (CDIC) which automatically insures eligible deposits separately up to $100,000 per depositor, per insured bank, for each ownership category. As of April 30, 2025, the Company had $1,987,035 in cash deposits in excess of the CDIC insurance limits at certain financial institutions. The Company periodically monitors the financial condition of its financial institutions and considers strategies to mitigate credit risk exposure related to uninsured balances.

Fat Panda Group of Companies

Notes to Combined financial Statements

April 30, 2025, and 2024

(in US Dollars except share numbers)

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivables are recorded at the invoiced amount and generally do not bear interest. In accordance with ASU No. 2016-13 (as amended), Measurement of Credit Losses on Financial Instruments, which the Company adopted on a prospective basis effective May 1, 2023, an allowance for doubtful accounts is recorded against the Company’s receivables by applying an expected credit loss model. Each period, management assesses the appropriateness of the level of allowance for credit losses by considering credit risk inherent within its receivables as of the end of the period. The Company considers a receivable past due when a debtor has not paid us by the contractually specified payment due date. Account balances are written off against the allowance for credit losses if collection efforts are unsuccessful and the receivable balance is deemed uncollectible (debtor default), based on factors such as the debtor’s credit rating as well as the length of time the amounts are past due. As of April 30, 2025, and April 30, 2024, the allowance for doubtful accounts was zero for both years. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

Inventory

Inventory is stated at the lower of cost or net realizable value. The inventory is valued based on a standard cost basis. Lower of cost or net realizable value is evaluated by considering obsolescence, excessive levels of inventory, deterioration and other factors. Adjustments to reduce the cost of inventory to its net realizable value, if required, are made for estimated excess, obsolescence or impaired inventory. Excess and obsolete inventory is charged to cost of goods sold and a new lower-cost basis for that inventory is established and subsequent changes in facts and circumstances do not result in the restoration or increase in that newly established cost basis. As of April 30, 2025, and April 30, 2024, the allowance for excess and obsolete inventory was $211,445 and $128,130, respectively and the expense amount was charged to the allowance for both periods.

Property and Equipment

Property and equipment are stated at cost. For financial statement purposes, property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives as disclosed in the table below. Leasehold improvements are amortized on a straight-line basis over the lesser of their useful lives or the life of the lease. Upon sale or retirement of assets, the cost and related accumulated depreciation and amortization are removed from the balance sheet, and the resulting gain or loss is reflected in operations. Maintenance and repairs are charged to operations as incurred.

Depreciation is provided using the following methods at rates intended to depreciate the costs of the assets over their estimated useful lives:

Asset	Method	Useful Life
Vehicles	Straight Line	60 months
Furniture and fixtures	Straight Line	60 months
Leasehold improvements	Straight Line	Term of lease
Computer equipment	Straight Line	36 months
Computer software	Straight Line	60 months
Signs	Straight Line	60 months

Fat Panda Group of Companies

Notes to Combined financial Statements

April 30, 2025, and 2024

(in US Dollars except share numbers)

Long-lived Assets

Long-lived assets, including property and equipment, are reviewed for impairment whenever events or changes in business circumstances indicate the carrying value of the assets may not be recoverable. When such an event occurs, management determines whether there has been impairment by comparing the anticipated undiscounted future net cash flows to the related asset’s carrying value. If an asset is considered impaired, the asset is written down to fair value, which is determined based either on discounted cash flows or appraised value, depending on the nature of the asset. The Company has not identified any indicators of impairment during the years ended April 30, 2025, and 2024.

Fair value measurement

The Company records its financial assets and liabilities at fair value. The accounting standard for fair value provides a framework for measuring fair value, clarifies the definition of fair value, and expands disclosures regarding fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the reporting date. The accounting standard establishes a three-tier hierarchy, which prioritizes the inputs used in the valuation methodologies in measuring fair value:

Level 1 - inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2 - inputs are quoted prices for similar assets and liabilities in active markets or inputs that are observable for the asset or liability, either directly or indirectly through market corroboration, for substantially the full term of the financial instrument.

Level 3 - inputs are unobservable inputs based on the Company’s assumptions used to measure assets and liabilities at fair value.

A financial asset or liability classification within the hierarchy is determined based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires management to make judgments and consider factors specific to the asset or liability.

Due to their short-term nature, the carrying values of accounts receivable, accounts payable, and accrued expenses, approximate fair value.

Fat Panda Group of Companies

Notes to Combined financial Statements

April 30, 2025, and 2024

(in US Dollars except share numbers)

Leases

The Company accounts for leases in accordance with ASC 842. The Company determines whether a contract is a lease at contract inception or for a modified contract at the modification date. At inception or modification, the Company recognizes right-of-use (“ROU”) assets and related lease liabilities on the balance sheet for all leases greater than one year in duration. Lease liabilities and their corresponding ROU assets are initially measured at the present value of the unpaid lease payments as of the lease commencement date. If the lease contains a renewal and/or termination option, the exercise of the option is included in the term of the lease if the Company is reasonably certain that a renewal or termination option will be exercised. As the Company’s leases do not provide an implicit rate, the Company uses an estimated incremental borrowing rate (“IBR”) based on the information available at the commencement date of the respective lease to determine the present value of future payments. The IBR is determined by estimating what it would cost the Company to borrow a collateralized amount equal to the total lease payments over the lease term based on the contractual terms of the lease and the location of the leased asset.

Operating lease payments are recognized as an expense on a straight-line basis over the lease term in equal amounts of rent expense attributed to each period during the term of the lease, regardless of when actual payments are made. This generally results in rent expense in excess of cash payments during the early years of a lease and rent expense less than cash payments in later years. The difference between rent expense recognized and actual rental payments is typically represented as the spread between the ROU asset and lease liability.

The Company does not recognize ROU assets and lease liabilities for short-term leases that have an initial lease term of 12 months or less. The Company recognizes the lease payments associated with short-term leases as an expense on a straight-line basis over the lease term.

Fat Panda Group of Companies

Notes to Combined financial Statements

April 30, 2025, and 2024

(in US Dollars except share numbers)

Revenue recognition

Revenue Recognition Accounting Policy Summary

●	Retail sales

Retail sales represent a single performance obligation to transfer goods to the customer, satisfied at the point of sale. The transaction price is allocated entirely to the product, and control transfers to the customer upon payment and delivery of the product. Revenue from retail sales is recognized at the point of sale, when control of the product transfers to the customer. Any sales taxes (e.g., GST and PST, where applicable) collected from customers are excluded from the transaction price and recorded as a liability on the balance sheet until remitted to the appropriate tax authority.

The company’s returns policy is restrictive, and based on historical data and management’s judgment, no material liability for expected returns has been recorded as of 2025 and 2024.

Gift card sales are recorded as a liability at the time of issuance. Revenue is recognized when gift cards are redeemed by customers or, if applicable, when the likelihood of redemption becomes remote (breakage), in accordance with applicable regulations. The Company monitors breakage rates for gift cards based on historical redemption patterns. Revenue related to breakage is recognized in proportion to the pattern of expected redemptions in accordance with ASC 606 guidance.

The Company also operates a customer loyalty program using promotional “buy 10, get 1 free” punch cards. Each punch card represents a performance obligation to provide a free product upon meeting the required threshold. At each reporting date, the company evaluates outstanding punch card obligations and records a liability based on the estimated redemption rate. For FY 2025 and 2024, management determined that the liability was immaterial to the financial statements. The loyalty program represents a separate performance obligation. Revenue allocated to loyalty points is deferred and recognized when points are redeemed or expired. Management evaluated the redemption rate annually and determined the liability to be immaterial for FY 2025 and 2024.

●	E-commerce sales

Revenue is recognized according to FOB shipping point, where revenue is recognized when product ships from the warehouse. Historical return rates are minimal, and no material liability for returns has been recorded. Revenue is recognized when control of the product transfers to the customer, which occurs when product ships from the warehouse. Shipping and handling are considered fulfillment costs. There is no allowance for returns due to the historically low rate of returns.

●	Phone order sales

Phone order sales are treated as e-commerce sales. Revenue is recognized when product ships from the warehouse, where control transfers to the customer.

Fat Panda Group of Companies

Notes to Combined financial Statements

April 30, 2025, and 2024

(in US Dollars except share numbers)

●	Factory Direct Wholesale Revenue

Factory Direct Wholesale Revenue follows the same recognition policy as e-commerce and phone order sales, with revenue recognized when product ships from the warehouse. Historical return rates are minimal, and no material liability for returns has been recorded.

●	Franchise fee revenue

Franchise royalty fees are variable consideration, based on a percentage of the franchisee’s sales. These are recognized as revenue in the period the sales occur. Initial franchise fees are recognized upon opening of the new franchise location.

Cost of Goods Sold

The cost of goods sold includes product costs (material), shipping and handling expenses, outside costs, project management and service salaries and benefits.

Income taxes

The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, the Company determines deferred tax assets and liabilities on the basis of the differences between the financial statement and tax bases of assets and liabilities by using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

The Company recognizes deferred tax assets to the extent that the Company believes that these assets are more likely than not to be realized. In making such a determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. If the Company determines that it will be able to realize its deferred tax assets in the future in excess of their net recorded amount, the Company will make an adjustment to the deferred tax asset valuation allowance, which would reduce the provision for income taxes.

The Company records uncertain tax positions on the basis of a two-step process in which: (i) the Company determines whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position, and (ii) for those tax positions that meet the more-likely-than-not recognition threshold, the Company recognizes the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with the related tax authority.

Fat Panda Group of Companies

Notes to Combined financial Statements

April 30, 2025, and 2024

(in US Dollars except share numbers)

Basic and Diluted Net Income per Common Share

Basic income per common share is computed by dividing net income attributable to common stockholders by the weighted-average number of common shares outstanding during the period without consideration of common stock equivalents. Diluted net income per common share is computed by dividing net income by the weighted-average number of common shares outstanding and potentially dilutive common stock equivalents, including stock options, warrants and restricted stock units and other equity-based awards, except in periods when losses are reported where the effect of the common stock equivalents would be antidilutive. Potential common stock equivalents consist of common stock issuable upon exercise of stock options and warrants and the vesting of restricted stock units using the treasury method.

Commitments and Contingencies

In the normal course of business, the Company is subject to loss contingencies, such as legal proceedings and claims arising out of its business, that cover a wide range of matters, including, among others, customer disputes, government investigations and tax matters. An accrual for a loss contingency is recognized when it is probable that an asset has been impaired, or a liability has been incurred, and the amount of loss can be reasonably estimated.

Other Risks and Uncertainties

The Company is subject to risks common to similarly-situated companies including, but not limited to, general economic conditions, its customers’ operations and access to capital, and market and business disruptions including severe weather conditions, natural disasters, health hazards, terrorist activities, financial crises, political crises or other major events, or the prospect of these events, new technological innovations, dependence on key personnel, protection of proprietary technology, compliance with government regulations, uncertainty of market acceptance of products, product liability, and the need to obtain additional financing.

Segment Information

Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the Company’s senior management team in deciding how to allocate resources and in assessing performance. The Company has one operating segment that is dedicated to the sale of its products.

Foreign Currency Translation

The Company’s combined financial statements are presented in U.S. dollar (“USD”). The functional currency of the Company is the Canadian dollar (“CAD”), which is determined by a review of the environment where the Company generates and expends cash. Transactions denominated in currencies other than the functional currency are translated at the rate prevailing at the date of transaction. Monetary assets and liabilities that are denominated in foreign currencies are translated at the rate prevailing at each reporting date. Income and expense amounts are translated at the dates of the transactions. Assets and liabilities are translated using the period end exchange rates. The U.S. dollar effects that arise from translating the net assets of these companies are recorded in other comprehensive income. Exchange gains and losses related to foreign currency transactions and balances denominated in currencies other than the functional currency are recognized in net income.

Fat Panda Group of Companies

Notes to Combined financial Statements

April 30, 2025, and 2024

(in US Dollars except share numbers)

Recently Issued Accounting Pronouncements

In November 2024, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2024-04 – Debt – Debt with Conversion and Other Options: Induced Conversions of Convertible Debt Instruments, which improves the relevance and consistency in application of the induced conversion guidance in Subtopic 470-20, Debt-Debt with Conversion and Other Options. Specifically, the guidance is intended to clarify how to determine whether a settlement of convertible debt (particularly cash convertible instruments) at terms that differ from the original conversion terms should be accounted for under the induced conversion or extinguishment guidance. The amendments in this update are effective for all entities for annual reporting periods beginning after December 15, 2025, and interim reporting periods within those annual reporting periods. Early adoption is permitted for all entities that have adopted the amendments in Update 2020-06. The Company is currently evaluating the impact this guidance will have on the Company’s financial statements and related disclosures.

In November 2024, the FASB issued ASU No. 2024-03, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Subtopic 22-40): Disaggregation of Income Statement Expenses. The ASU requires entities to provide enhanced disclosures related to certain costs and expenses in the notes to the financial statements. The guidance is effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption is permitted. The Company is currently evaluating the impact this guidance will have on the Company’s financial statements and related disclosures.

In December 2023, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update 2023-09, Improvements to Income Tax Disclosures (ASU 2023-09). ASU 2023-09 includes requirements that an entity disclose specific categories in the rate reconciliation and provide additional information for reconciling items that are greater than five percent of the amount computed by multiplying pretax income (or loss) by the applicable statutory income tax rate. The standard also requires that entities disclose income (or loss) from continuing operations before income tax expense (or benefit) and income tax expense (or benefit) each disaggregated between domestic and foreign. ASU 2023-09 is effective for annual periods beginning after December 15, 2024. The Company is currently assessing the impact of ASU 2023-09 on its disclosures.

In November 2023, the FASB issued Accounting Standards Update 2023-07, Improvements to Reportable Segment Disclosures (ASU 2023-07). ASU 2023-07 includes requirements that an entity disclose the title of the chief operating decision maker (CODM) and on an interim and annual basis, significant segment expenses and the composition of other segment items for each segment’s reported profit. The standard also permits the disclosure of additional measures of segment profit. ASU 2023-07 is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The adoption of ASU 2023-07 has not had a material impact on the Company’s financial statements and related disclosures.

In December 2022, the FASB issued ASU No. 2022-06, which defers the sunset date of Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting (“ASU 2020-04”) from December 31, 2022, to December 31, 2024. ASU No. 2022-06 was effective upon issuance. Topic 848 provides temporary optional guidance for a limited period of time to ease the potential burden in accounting for (or recognizing the effects of) reference rate reform on financial reporting, providing optional expedients and exceptions for applying GAAP to contracts, hedging relationships, and other transactions affected by reference rate reform if certain criteria are met. The Company does not expect this ASU to have a material impact on its combined results of operations, cash flows and financial position.

Other accounting standards that have been issued or proposed by FASB that do not require an option until a future date are not expected to have a material impact on the financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

Fat Panda Group of Companies

Notes to Combined financial Statements

April 30, 2025, and 2024

(in US Dollars except share numbers)

3.	Leases

The Company’s operating and finance right-of-use assets and lease liabilities are as follows:

	2025	2024
Operating lease right-of-use assets	1,890,013	1,787,973
Operating lease liability, current	528,914	473,587
Operating lease liability, long-term	1,374,639	1,326,366

Cash paid during the year for amounts included in the measurement of lease liabilities is as follows:

	2025	2024
Cash paid for operating leases	638,678	568,033

The Company has entered into various agreements to lease retail space, office and manufacturing space. The leases commenced on various dates and continues through 2033. Pursuant to the various Leases, the Company made securities deposit totaling approximately $44,039 (2024: 48,759). The Company has the option to renew the various Leases, some for an additional five years. Additionally, the Company pays the actual amounts for property taxes, insurance, and common area maintenance. The Lease agreements contain customary events of default, representations, warranties, and covenants.

Upon commencement of the New Facility Lease, the Company recognized on the balance sheet an operating lease right-of-use asset of approximately $744,003 in 2025 and $760,284 for 2024 and lease liability of approximately $744,003 in 2025 and $760,284 for 2024. The lease liability was initially measured as the present value of the unpaid lease payments at commencement, and the ROU asset was initially measured at cost, which comprises the initial amount of the lease liability adjusted for lease payments made at or before the lease commencement date, plus any initial direct costs incurred less any lease incentives received. The renewal option to extend the Leases is not included in the right-of-use asset or lease liability, as the options are not reasonably certain to be exercised. The Company regularly evaluates the renewal options and when it is reasonably certain of exercise, the Company will include the renewal period in its lease term.

Fat Panda Group of Companies

Notes to Combined financial Statements

April 30, 2025, and 2024

(in US Dollars except share numbers)

Future lease payments under non-cancellable leases as of April 30, 2025, are as follows:

Year	Amount
FY 2026	$633,298
FY 2027	562,287
FY 2028	434,148
FY 2029	263,977
FY 2030	131,403
Thereafter	151,356
Total minimum lease payments	2,176,469
Less imputed interest	(272,914)
Present value of minimum lease payments	$1,903,555

4.	Inventory

The components of inventory are as follows;

	2025	2024
Raw Materials	$264,027	$264,428
Finished Goods	3,241,365	3,276,734
Reserve	(211,445)	(128,130)
Total Inventory	$3,293,947	$3,413,032

Fat Panda Group of Companies

Notes to Combined financial Statements

April 30, 2025, and 2024

(in US Dollars except share numbers)

5.	Property and Equipment

Property and equipment consisted of the following

	2025	2024
Vehicles	$139,524	$139,736
Leasehold improvements	310,320	290,088
Computer equipment	70,679	70,787
Furniture and fixtures	194,895	203,205
Signs	214,464	192,344
Computer software	141,024	105,010
Gross property and equipment	1,070,906	1,001,070
Accumulated depreciation	(748,026)	(637,038)
Property and equipment, net	$322,880	$364,132

Depreciation expense amounted to $149,115 and $164,294 for the years ended April 30, 2025, and April 30, 2024, respectively of which was allocated to selling, general and administrative expense.

6.	Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities consisted of the following:

	2025	2024
Accounts payable	$674,370	$410,495
Accrued payroll liabilities	1,449,200	2,539,950
Deferred revenue	65,726	3,173
GST payable	66,149	72,425
Accounts Payable and Accrued Liabilities	$2,255,445	$3,026,043

Fat Panda Group of Companies

Notes to Combined financial Statements

April 30, 2025, and 2024

(in US Dollars except share numbers)

7.	Commitments and Contingencies

Litigation

From time to time, in the normal course of its operations, the Company is subject to litigation matters and claims. Litigation can be expensive and disruptive to normal business operations. Moreover, the results of complex legal proceedings are difficult to predict, and the Company’s view of these matters may change in the future as the litigation and events related thereto unfold. The Company expenses legal fees as incurred. The Company records a liability for contingent losses when it is both probable that liability has been incurred, and the amount of the loss is known. An unfavorable outcome to any legal matter, if material, could have an adverse effect on the Company’s operations or its financial position, liquidity or results of operations. We have estimated approximately $200,000 of potential liability based work with the Canadian Revenue Agency to remedy a tax issue for the period spanned from 2020-2025, other than this issue, no other losses and no other provision for loss contingency have been recorded to date.

Leases

The Company has a lease agreement for its retail and office space. Refer to Note 3 Leases above.

Other Commitments

In the ordinary course of business, the Company may provide indemnifications of varying scope and terms to customers, vendors, lessors, business partners, and other parties with respect to certain matters, including, but not limited to, losses arising out of the Company’s breach of such agreements, services to be provided by the Company, or from intellectual property infringement claims made by third parties. In addition, the Company has entered into indemnification agreements with its directors and certain of its officers and employees that will require the Company to, among other things, indemnify them against certain liabilities that may arise by reason of their status or service as directors, officers, or employees. The Company maintains director and officer insurance, which may cover certain liabilities arising from its obligation to indemnify its directors and certain of its officers and employees, and former officers, directors, and employees of acquired companies, in certain circumstances.

Fat Panda Group of Companies

Notes to Combined financial Statements

April 30, 2025, and 2024

(in US Dollars except share numbers)

8.	Shareholders’ Equity

Common Stock

Authorized Common Stock

As of April 30, 2025, and April 30, 2024, the Company was authorized to issue 1,410 shares of common stock.

The entities have the following number of shares outstanding:

7446285 Manitoba Ltd.	1,100
10050200 Manitoba Ltd.	10
Fat Panda Ltd.	200
Fat Panda Direct Ltd.	100

9.	Income Taxes

For financial reporting purposes, the provisions for income taxes for the years ended April 30, 2025, and 2024 amounted to $137,321 and $430,644 respectively. The Company’s pre-tax profits are from its Canadian operations.

The components of income tax expense for the years ending April 30, 2025, and 2024 are as follows:

	2025	2024
Current tax expense	$263,084	$599,129
Deferred tax expense	(125,763)	(168,485)
Total income tax expense	$137,321	$430,644

Fat Panda Group of Companies

Notes to Combined financial Statements

April 30, 2025, and 2024

(in US Dollars except share numbers)

The differences between income taxes expected at the statutory income tax rate and the reported provision for income taxes are summarized as follows:

	2025	2024
Income taxes computed at statutory rate	$190,958	$653,225
Permanent differences	(62,583)	(93,980)
Deferred Tax Opening Balance Adjustment	-	(128,601)
Other	8,946	-
Reported income tax expense	$137,321	$430,644

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial accounting purposes and the amounts used for income tax purposes. Significant components of the company’s net deferred income tax asset are as follows:

Deferred tax asset	2025	2024
Lease liabilities	$513,960	$485,988
Right of use assets	(510,303)	(482,753)
Other adjustments	(151,294)	(23,585)
Net deferred tax asset	$154,951	$26,820

The Company recognizes in its combined financial statements the impact of a tax position, if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The Company’s policy is to recognize interest and penalties accrued on any unrecognized tax benefits as a component of operating expense. The Company does not believe there are any tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will significantly increase or decrease within twelve months of the reporting date. There were no penalties or interest liabilities accrued as of April 30, 2025, and 2024, nor were any penalties or interest costs included in expense for the years ended April 30, 2025, and 2024.

The Company files income tax returns in Canada. The general statute of limitations in Canada is three years and the Company’s tax periods from 2023 onward are open to examination.

10.	Subsequent Events

Entry into Acquisition Agreement

On February 7, 2025, CEA Industries Inc., a Nevada corporation, entered into a purchase agreement with the several owners of all the equity of a group of Manitoba corporations that own all the assets used in the business of Fat Panda Ltd.”).

The acquisition will include all the assets of Fat Panda, including among other things, the leases for the retail outlets, intellectual property, inventory, government licenses and permits, franchise agreements, manufacturing facilities and supply agreements, which are necessary for the ongoing manufacturing and retail operations of Fat Panda. The acquisition will continue the employment of the current management and of the production and retail staff, for the uninterrupted, continuous operations of the business. The Company will enter into non-competition agreements at closing. Certain of the senior management persons will enter into employment agreements for their continued employment after the closing of the acquisition.

CEA closed the acquisition of Fat Panda on June 6, 2025.

The purchase price was CAD$18,000,000 (approximately USD$12,900,000), paid in cash, securities and our loans. Cash payments totaled CAD$14,627,500, of which CAD$1,375,000 was paid into a joint escrow account to be held for 120 days after closing as a working capital adjustment and CAD$1,240,000 was paid into a joint escrow account to be held for 18 months after closing for possible general indemnity claims. CEA also issued 39,000 shares of the common stock of CEA with an agreed aggregate value of CAD$700,000 (approximately CAD$18.00 per share). CEA also issued notes in the aggregate principal amount of CAD$2,560,000, of which the aggregate principal amount of CAD$1,030,000 is convertible into the common stock of CEA at a conversion rate of USD$19.00 per share and up to the aggregate principal amount of CAD$500,000 is forgivable against possible tax indemnity claims. CEA also had an adjustment to reduce the purchase price in the amount of CAD$112,500 in relation to employee obligation claims under Canadian employment law.